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Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of TransMontaigne Inc., a Delaware corporation (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

  (a)
  the Form 10-Q of the Company for the fiscal quarter ended March 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ DONALD H. ANDERSON Donald H. Anderson Chief Executive Officer May 13, 2003
/s/ RANDALL J. LARSON Randall J. Larson Chief Financial Officer May 13, 2003

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed to be filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934 or for any other purpose.

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Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)